Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Evolution Global Acquisition Corp

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Other	Units, each consisting of one Class A ordinary share, and one-half redeemable warrant (each warrant exercisable into one Class A ordinary share)	(1)	457(o)	17,250,000	$10.00	$172,500,000.00	0.0001531	$26,409.75
Fees to be Paid	Equity	Class A ordinary shares included as part of the units	(2)	Other	17,250,000
Fees to be Paid	Equity	Redeemable Warrants included as part of the units	(3)	Other	8,625,000
Fees to be Paid	Equity	ordinary shares underlying the redeemable warrants included as part of the Units upon exercise at $11.50 per Class A ordinary share	(4)	457(o)	8,625,000	$11.50	$99,187,500.00	0.0001531	$15,185.61

Total Offering Amounts:							$271,687,500.00		0.00
Total Fees Previously Paid:									41,595.36
Total Fee Offsets:									0.00
Net Fee Due:									$41,595.36

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.

Includes up to 2,250,000 units and 1,125,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.

No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.

No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.